    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               DOVER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                       280 PARK AVENUE                       53-0257888
 (STATE OR OTHER JURISDICTION OF     NEW YORK, NEW YORK 10017-1292             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)             (212) 922-1640                 IDENTIFICATION NUMBER)

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            ROBERT G. KUHBACH, ESQ.
                               DOVER CORPORATION
                                280 PARK AVENUE
                         NEW YORK, NEW YORK 10017-1292
                                 (212) 922-1640
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                            JOSEPH W. SCHMIDT, ESQ.
                                COUDERT BROTHERS
                          1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 626-4400
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED                PROPOSED
    TITLE OF EACH CLASS OF           AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE           AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED(1)         PRICE PER UNIT(2)       OFFERING PRICE(2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Debt Securities...............      $1,000,000,000               100%               $1,000,000,000             $264,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $1,000,000,000.
(2) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                  Subject To Completion, Dated October 5, 2000

                                 $1,000,000,000

                                     [LOGO]

                                DEBT SECURITIES

     We may use this prospectus to offer, issue and sell one or more series or issuances of our secured or unsecured debt securities. These securities will have an aggregate initial public offering price not to exceed $1,000,000,000. We will offer and sell these securities at prices and on terms to be determined at the time of the sale. When we offer a particular series of our debt securities, we will deliver with this prospectus a supplement to this prospectus. The prospectus supplement will set forth the specific terms of the offering and sale of the debt securities.

     We currently do not intend to list any of the debt securities on any exchange or over-the-counter market. If we decide to seek listing of any of the debt securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We may sell all or a portion of the debt securities directly to purchasers, to or through agents, underwriters or dealers, as designated from time to time, or through a combination of such methods. We reserve the sole right to accept, and, together with our agents, from time to time, to reject in whole or in part any proposed purchase of debt securities to be made directly or through agents. If our agents or any underwriters are involved in the sale of the debt securities, we will identify the names of such agents or underwriters and any applicable commissions or discounts in the prospectus supplement with respect to such securities. See "Plan of Distribution."

     We will not sell any debt securities without delivering a prospectus supplement describing the method and terms of the offering of debt securities.

                The date of this prospectus is October   , 2000.

                               TABLE OF CONTENTS

                                                              PAGE(S)
                                                              -------
ABOUT THIS PROSPECTUS.......................................     2
WHERE YOU CAN FIND MORE INFORMATION.........................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     2
FORWARD-LOOKING STATEMENTS..................................     3
THE COMPANY.................................................     4
USE OF PROCEEDS.............................................     4
RATIO OF EARNINGS TO FIXED CHARGES..........................     5
DESCRIPTION OF DEBT SECURITIES..............................     5
PLAN OF DISTRIBUTION........................................    15
LEGAL MATTERS...............................................    15
EXPERTS.....................................................    15

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in the prospectus in one or more offerings up to a total offering amount of $1,000,000,000.

     We provide information to you about the securities in two separate documents that progressively provide more specific detail:

     - this prospectus, which contains general information, some of which may not apply to your securities, and

     - the accompanying prospectus supplement, which describes the specific terms of your securities and may also, add, update or change information contained in this prospectus.

     If the terms of your securities vary between the accompanying prospectus supplement and this prospectus, you should rely on the different information contained in the prospectus supplement.

     You should read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information" to learn more about us and the securities we are offering.

     As used in this prospectus, the term "we" refers to Dover Corporation and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement incorporating this prospectus and related exhibits with the Securities and Exchange Commission. The registration statement and related exhibits contain additional information about us and our debt securities.

     We file annual, quarterly and other reports, proxy statements and other information with the Commission. You may inspect and copy the reports and other information we have filed with the Commission at the following sites:

     - the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C., 20549, and

     - the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission and most of our filings are available at such web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information filed later by us with the Commission will automatically update and supersede this information.

     We incorporate by reference the following documents we have filed with the Commission pursuant to the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999 including any amendment(s) or report(s) filed for the purpose of updating such filing; and

     - Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000 including any amendment(s) or report(s) filed for the purpose of updating such filings.

Any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of all debt securities to which this prospectus relates will be automatically incorporated by reference as of and from the date of filing.

     We undertake to provide to you without charge, upon your written or oral request, a copy of any and all documents we incorporate by reference in this prospectus (other than exhibits to such documents unless such exhibits are incorporated by reference in such documents). Requests for such copies should be directed to Dover Corporation, 280 Park Avenue, New York, New York 10017-1292,
Attn: Corporate Secretary, telephone number (212) 922-1640. The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the documents we incorporate by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents that we incorporate by reference contain forward-looking statements within the meaning of the Securities Act of 1933, the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, industries in which we operate, the U.S. and global economies, earnings, cash flow and operating improvements. In some cases, you can identify forward looking statements by words or phrases such as "believes, "may," "could," "will," "estimate," "predict," "intend," "anticipates," "supports," "plans," "projects," "expects," "should," "hope," "forecast," "management is of the opinion" and similar words or phrases. Forward-looking statements are subject to inherent uncertainties and risks, including among others:

     - increasing price and product/service competition by foreign and domestic competitors, including new entrants into a particular market;

     - technological developments and changes;

     - the ability to continue to introduce competitive new products and services on a timely, cost effective basis;

     - the mix of products/services;

     - the achievement of lower costs and expenses;

     - domestic and foreign governmental and public policy changes including environmental regulations;

     - protection and validity of patent and other intellectual property rights;

     - the continued success of our acquisition program;

     - the cyclical nature of our businesses; and

     - the outcome of pending and future litigation and governmental proceedings.

     In addition, general industry and market conditions and growth rates, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations could affect such statements. In light of these risks and uncertainties, actual events and results may vary significantly from those included in or contemplated or implied by such statements. We caution readers not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  THE COMPANY

     We are a diversified industrial manufacturing corporation encompassing over 50 operating companies which manufacture a broad range of specialized industrial products and sophisticated manufacturing equipment.

     Our businesses are divided into the following four business segments:

     - Dover Technologies builds sophisticated automated assembly and testing equipment for the electronics industry, industrial printers for coding and marking, and specialized electronic components.

     - Dover Industries makes products for use in the waste handling, bulk transport, automotive service, commercial food service, packaging, welding and construction equipment industries.

     - Dover Diversified builds packaging and printing machinery, heat transfer equipment, construction and agricultural cabs, specialized bearings and compressors, and food refrigeration and display cases, as well as products for use in the defense, aerospace and other industries.

     - Dover Resources manufactures products primarily for the automotive, fluid handling, petroleum and chemical industries.

     We sold Dover Elevator, which was our fifth business segment through 1998, on January 5, 1999. Dover Elevator manufactured, installed and serviced elevators primarily in North America and we accounted for Dover Elevator as a discontinued operation in our consolidated financial statements for 1999.

     We emphasize growth and strong internal cash flow. We have a long-standing and successful acquisition program pursuant to which, from January 1, 1995 through December 31, 1999, we made 68 acquisitions at a total acquisition cost of $2,021,000,000. These acquisitions have had a substantial impact on the increase in our sales and earnings since 1995. Our acquisition program traditionally focused on acquiring new or stand-alone businesses. However, since 1993, we have placed increased emphasis on acquiring businesses which can be added on to existing operations. In 1999, we completed 3 stand-alone and 15 add-on acquisitions at a total cost of approximately $599 million. For 2000, through September 30, 2000, we have completed one stand-alone and 17 add-on acquisitions at a total cost of approximately $335 million. We aim to be in businesses marked by growth, innovation and higher than average profit margins. We seek to have each of our businesses be a leader in its market as measured by market share, innovation, profitability and return on assets.

     We practice a highly decentralized management style. The presidents of our operating companies are very autonomous and have a high level of independent responsibility for their businesses and their performance. This is in keeping with our operating philosophy that small independent operations are better able to serve customers by focusing closely on their products and reacting quickly to customer needs. Our executive management becomes involved only to guide and manage capital, assist in major acquisitions, evaluate, motivate and, if necessary, replace operating management, and provide selected other services.

     The address and telephone number of our principal executive offices are 280 Park Avenue, New York, New York 10017-1292, (212) 922-1640. We are a Delaware corporation which conducts substantially all its business through subsidiaries.

                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, we anticipate using any net proceeds from the sale of the debt securities for our general corporate purposes. These purposes may include, among other purposes, acquisitions and the reduction of the level of our outstanding commercial paper. When we offer a particular series of debt securities, we will set forth in the prospectus supplement relating to such securities our intended use for the net proceeds received from the sale of such securities. We have historically used commercial paper and debt securities, together with internally generated cash, to finance acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

                                                                    YEAR ENDED DECEMBER 31,
                                           SIX MONTHS ENDED   -----------------------------------
                                            JUNE 30, 2000     1999    1998   1997    1996    1995
                                           ----------------   -----   ----   -----   -----   ----
Ratio of earnings to fixed charges.......        9.0x         10.6x   8.2x   10.5x   11.6x   9.8x

     We have computed these ratios by dividing earnings available for fixed charges for each period by fixed charges for that period. We calculated earnings available for fixed charges by adding pre-tax income and fixed charges. Fixed charges are the sum of interest expense, including the amount we amortize for debt financing costs, and our estimate of the amount of interest within our rental expense. The ratios reflect the disposition of the Dover Elevator segment of our business on January 5, 1999.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a general description of the debt securities that we may offer from time to time. We will issue the debt securities under an indenture between us and a trustee whom we will select, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. We may issue debt securities from time to time in one or more series. We will describe in a prospectus supplement the particular terms of each series, or of debt securities forming a part of a series, which are offered by that prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered.

     The following description of the debt securities summarizes certain of the material provisions of the indenture and the debt securities. This summary is not intended to be a full restatement of all of the terms of the debt securities. We urge you to read the indenture and, with respect to any particular debt securities, the indenture supplement related to such debt securities which will be described in the applicable prospectus supplement, because they, and not this description, will define your rights as a holder of the debt securities.

     The numerical references in parentheses below are to sections of the indenture. Unless otherwise indicated, terms used in the following summary that are defined in the indenture have the meanings used in the indenture.

     We conduct substantially all our business through subsidiaries. Although the debt securities are our senior obligations, they are effectively subordinated to all existing and future liabilities of our subsidiaries. The indenture does not restrict the ability of our subsidiaries to incur indebtedness. Because we are a holding company, our ability to service our indebtedness is dependent on dividends and other payments made to us on our investments in our subsidiaries.

GENERAL

     The indenture will provide that we may issue debt securities in separate series from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. The debt securities will be our unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

     We will set forth in the applicable prospectus supplement the price or prices at which the debt securities we will offer will be issued. We will also describe the following terms of such debt securities:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

     - the date or dates on which the principal of any of the debt securities will be payable;

     - the rate or rates at which any of the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the regular record date for any such interest payable on any interest payment date;

     - the place or places where the principal of and any premium and interest on any of the debt securities will be payable;

     - the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem any of the debt securities in whole or in part, at our option;

     - our obligation, if any, to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which we will redeem or purchase any of the debt securities in whole or in part, pursuant to any such obligation;

     - the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

     - if other than the currency of the United States of America, (a) the currency, currencies or currency units in which the principal of or any premium or interest on any of the debt securities will be payable, and
       (b) the manner in which the equivalent of the principal amount thereof in the currency of the United States of America will be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time;

     - if other than the entire principal amount of the debt securities, the portion of the principal amount of any of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

     - if the principal amount payable at the stated maturity of any of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date, or, in any such case, the manner in which the deemed principal amount is to be determined;

     - if applicable, that the debt securities, in whole or any specified part, are defeasible pursuant to certain provisions of the indenture;

     - whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends any such global security will bear in addition to or in lieu of the legend referred to in the indenture;

     - if different from those described in the indenture, any circumstances under which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

     - any addition to or change in the events of default applicable to any of the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

     - any addition to or change in the covenants in the indenture applicable to any of the debt securities; and

     - any other terms of the debt securities not inconsistent with the provisions of the indenture. (Section 301)

     We may sell debt securities, including original issue discount securities, at a substantial discount below their principal amount. We may describe in the applicable prospectus supplement certain special United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount.

In addition, we may describe in the applicable prospectus supplement certain special United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars.

FORM, EXCHANGE AND TRANSFER

     We will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the indenture and the limitations applicable to global securities, holders may present debt securities for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the security registrar or at the office of any transfer agent we designate for such purpose. Holders will not incur any service charge for any registration of transfer or exchange of debt securities. We may require, however, payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration. Such transfer or exchange will occur at such time as the security registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We will name in the applicable prospectus any transfer agent, in addition to the security registrar, we initially designate for any debt securities. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

     If the debt securities of any series, or of any series and specified terms, are to be redeemed in part, we will not be required to:

     - issue, register the transfer of or exchange any security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or

     - register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part. (Section 305)

GLOBAL SECURITIES

     Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security (a) will be registered in the name of a depositary or a nominee of such depositary identified in the applicable prospectus supplement, (b) will be deposited with such depositary or nominee or a custodian, and (c) will bear a legend regarding the restrictions on exchanges and registration of transfer of such security referred to below and any such other matters as may be provided for pursuant to the indenture.

     Notwithstanding any provision of the indenture or any security described here, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as a depositary as required by the indenture;

     - there has occurred and is continuing an event of default with respect to the debt securities represented by such global security; or

     - there exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Sections 204 and
305)

     As long as the depositary, or its nominee, is the registered holder of a global security, we will consider the depositary or such nominee, as the case may be, to be the sole owner and holder of such global security and the debt securities represented thereby for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

     - be entitled to have such global security or any debt securities represented thereby registered in their names;

     - receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor; or

     - be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the indenture.

We will make all payments of principal of and any premium and interest on a global security to the depositary or its nominee, as the case may be, as the holder of such security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, and to persons that may hold beneficial interests through these institutions. These institutions are called participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by (a) the depositary, with respect to participants' interests, or
(b) any such participant, with respect to interests of persons held by such participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee and any of our agents will not have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security, or one or more predecessor securities, is registered at the close of business on the regular record date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such payment as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

     All moneys we pay to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such security after such time may look only to us for payment of the principal of or any premium or interest on the security. (Section 1003)

COVENANTS

     The indenture contains the following covenants:

  Limitation on Secured Debt

     We may not, and may not permit any restricted subsidiary to, incur or guarantee any evidence of indebtedness for money borrowed secured by a lien on any (a) principal property or any part thereof, (b) capital stock of a restricted subsidiary we or any restricted subsidiary now own or hereafter acquire or (c) debt of a restricted subsidiary owed to us or any of our restricted subsidiaries, except if:

     - we effectively provide that the debt securities are secured equally and ratably with, or, at our option, prior to, such secured debt, and

     - any other debt required to be so secured, unless the aggregate amount of all such secured debt, plus all our and our restricted subsidiaries' attributable debt with respect to sale and leaseback transactions involving principal properties (with the exception of such transactions which are excluded under the indenture), would not exceed 10% of our consolidated net tangible assets.

     The foregoing restriction will not apply to, and we will exclude from debt in any computation under such restriction, the following items:

     - debt secured by a lien in our favor or in favor of a restricted subsidiary;

     - debt secured by a lien in favor of governmental bodies to secure progress or advance payments or payments pursuant to contracts or statute;

     - debt secured by a lien on property, capital stock or debt existing at the time of acquisition thereof, including acquisition through merger, consolidation or otherwise;

     - debt incurred or guaranteed to finance the acquisition of property, capital stock or debt, or to finance construction on, or improvement or expansion of, property, which debt is incurred within 180 days of such acquisition or completion of construction, improvement or expansion, and is secured solely by a lien on the property, capital stock or debt acquired, constructed, improved or expanded;

     - debt consisting of industrial revenue or pollution control bonds or similar financing secured solely by a lien on the property the subject thereof; or

     - any extension, renewal or replacement of any debt referred to in the third and fourth clauses above. (Section 1008)

  Limitation on Sale and Leaseback Transactions

     Neither we nor any restricted subsidiary may enter into any sale and leaseback transaction involving any principal property or any part thereof after the date of the indenture unless the aggregate amount of all our attributable debt and that of our restricted subsidiaries with respect to such transactions plus all secured debt to which the restrictions described above apply would not exceed 10% of our consolidated net tangible assets.

     The foregoing restriction will not apply to any sale and leaseback transaction, and we will exclude any sale and leaseback transaction from attributable debt in any computation under such restriction, if:

     - the lease is for a period of three years or less, including renewal rights;

     - the lease secures or relates to industrial revenue or pollution control bonds or similar financing;

     - the transaction is between us and a restricted subsidiary or between restricted subsidiaries; or

     - we or such restricted subsidiary, within 180 days after the sale is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of the principal property leased or (B) the fair market value of the principal property leased either to (1) the retirement of debt securities, other of our funded debt ranking on a parity with the debt securities, or funded debt of a restricted subsidiary or (2) the purchase of other property which will constitute a principal property having a value at least equal to the value of the principal property leased. (Section 1009)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     We will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons or permit any of our restricted subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of our and our restricted subsidiaries' properties and assets on a consolidated basis to any other person or group of affiliated persons, unless several conditions are met. These conditions include the following. In a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, our successor entity must be organized under the laws of the United States of America or any State thereof or the District of Columbia and must expressly assume, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all of our obligations under the indenture. Immediately before and after giving effect to such transaction and treating any debt which becomes our or our restricted subsidiary's obligation as a result of such transaction as if incurred at the time of the transaction, no event of default or event that with the passing of time or the giving of notice, or both, would constitute an event of default can have occurred and be continuing. If, as a result of any such transaction, our property or assets or that of any restricted subsidiary would become subject to a lien prohibited by the provisions of the indenture, we or our successor entity must have secured the debt securities as required by the indenture. (Section
801)

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

     "Attributable Debt" means, with respect to a lease in a sale and leaseback transaction, the total net amount of rent required to be paid during the remaining primary term of such lease, discounted at a rate per annum equal to 6.45% calculated in accordance with generally accepted accounting practices. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, utility, operating and labor costs and similar charges.

     "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participation, including partnership interests, whether general or limited, of such person.

     "Consolidated Net Tangible Assets" means the aggregate amount of our assets and that of our subsidiaries after deducting (a) all liabilities other than deferred income taxes, commercial paper, short-term bank debt, funded debt and shareholders' equity, and (b) all goodwill and other intangibles.

     "Funded Debt" means (a) all debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (b) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles, such rental obligations to be included as funded debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of consolidated net tangible assets both as an asset and as funded debt at the amount so capitalized.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement, or any equivalent of any of the foregoing under the laws of any applicable jurisdiction, on or with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

     "Principal Property" means any facility we or any restricted subsidiary owns the gross book value of which, including related land, improvements, machinery and equipment so owned, without deduction of any depreciation reserves, on the date as of which the determination is being made exceeds 1% of consolidated net tangible assets.

     "Restricted Subsidiary" means any subsidiary which owns a principal property.

     "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person more than 180 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Subsidiary" means (a) a corporation more than 50% of the voting stock of which we and/or one or more subsidiaries owns or (b) any other person (other than a corporation) of which we and/or one or more subsidiaries has at least a majority ownership and power to direct the policies, management and affairs.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

     - failure to pay principal of or any premium on any security of that series when due;

     - failure to pay any interest on any debt securities of that series when due, continued for 30 days;

     - failure to deposit any sinking fund payment, when due, in respect of any security of that series;

     - failure to perform any other of our covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the trustee, or the holders of at least 10% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

     - certain events in bankruptcy, insolvency or reorganization involving us or any restricted subsidiary. (Section 501)

     If an event of default, other than the last event of default described in the paragraph above, with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series, or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security, to be due and payable immediately. If an event of default described in the last clause of the paragraph above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series, or, in the case of any such original issue discount security or other security, such specified amount, will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture. (Section 502)

     Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512)

     No holder of a security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

     - such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

     - the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security. (Section 508)

     We will furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding security affected by such modification or amendment:

     - change the stated maturity of the principal of, or any installment of principal of or interest on, any security;

     - reduce the principal amount of, or any premium or interest on, any security;

     - reduce the amount of principal of an original issue discount security or any other security payable upon acceleration of the maturity thereof;

     - change the place or currency of payment of principal of, or any premium or interest on, any security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any security;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

     - reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

     - modify such provisions with respect to modification and waiver. (Section
       902)

     The holders of a majority in principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the indenture. (Section 1010) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected. (Section 513)

     The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date:

     - the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

     - if, as of such date, the principal amount payable at the stated maturity of a security is not determinable, for example, because it is based on an index, the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

     - the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security, or, in the case of a security described in either of the first two clauses above, of the amount described in that clause. Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the indenture, will not be deemed to be outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. Holders of the requisite principal amount of such debt securities within a specified period following the record date must take such action for it to be effective. For any particular record date, this period will be 180 days or such period as we may specify, or as the trustee may specify, if it set the record date, and may be shortened or lengthened, but not beyond 180 days, from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have certain provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series. (Section 1301)

  Defeasance and Discharge

     The indenture will provide that, upon our exercise of our option, if any, to have Section 1302 of the indenture applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities, except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

     - we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling; or

     - there has been a change in tax law;

in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

  Defeasance of Certain Covenants

     The indenture will provide that, upon our exercise of our option, if any, to have Section 1303 of the indenture applied to any debt securities, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, including any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments. (Sections 1303 and 1304)

NOTICES

     We will provide notices to holders of debt securities by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

TITLE

     We, the trustee and any of our agents or those of the trustee may treat the person in whose name a security is registered as the absolute owner of such security, whether or not such security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The indenture and the debt securities will be governed by, and construed and enforced in accordance with, the law of the State of New York. (Section 112)

                              PLAN OF DISTRIBUTION

     We may sell the debt securities to or through one or more underwriters, to be designated from time to time, for public offering and sale by them and may also sell such securities to investors directly or through agents or broker-dealers. We will name any such underwriter or agent involved in the offer and sale of the debt securities in the applicable prospectus supplement. We have reserved the right to sell or exchange the debt securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

     The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, we may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We will set forth in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements we enter into with them, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to our reimbursement for certain expenses.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Robert G. Kuhbach, Esq., our Vice President, General Counsel and Secretary, on our behalf, will pass upon certain legal matters with respect to the debt securities to which this prospectus relates. Counsel for any agents or underwriters identified in the applicable prospectus supplement will pass upon certain legal matters on behalf of such agents or underwriters.

                                    EXPERTS

     We have incorporated by reference in this prospectus the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 1999 in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on that firm's authority as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid by the Company in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $264,000
*Rating Agency..............................................   285,000
*Legal Fees and Expenses....................................   125,000
*Accounting Fees and Expenses...............................    10,000
*Printing Expenses..........................................    20,000
*Blue Sky Fees..............................................    20,000
*Trustee/Issuing & Paying Agent Fees and Expenses...........    50,000
*Miscellaneous..............................................     6,000
          *Total............................................  $780,000
                                                              ========

---------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The statute describes in detail the right of the Company to indemnify any such person. Article XII of the By-Laws of the Company provides for indemnification of directors, officers, employees and agents of the Company for expenses (including attorney's fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement with respect to threatened, pending or completed actions, suits or proceedings to the full extent permitted under the laws of the State of Delaware. Article SEVENTEENTH of the Restated Certificate of Incorporation of the Company, as amended, eliminates the liability of directors to the fullest extent permitted under the above-referenced Delaware statute.

     The Company has in effect a policy insuring itself, its subsidiaries and their respective directors and officers, to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they will become legally obligated to pay. The policy is for a period ending November 5, 2000 and provides a maximum coverage of $35 million and (subject to certain enumerated exclusions) covers 100% of all losses without a deductible.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  *1      Form of Underwriting Agreement.
   4.1    Form of Indenture.
  *4.2    Form of Debt Security.
   5      Opinion of Robert G. Kuhbach, Esq.
  12      Statement regarding Computation of Ratio of Earnings to
          Fixed Charges.
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of Robert G. Kuhbach, Esq. (contained in his opinion filed as Exhibit 5 to this Registration Statement).
  24      Powers of Attorney (contained on the signature page).
**25      Statement of Eligibility of Trustee on Form T-1.

---------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 29, 2000.

                                        DOVER CORPORATION

                                        By: /s/     THOMAS L. REECE
                                           -------------------------------------
                                           Thomas L. Reece
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas L. Reece, David S. Smith and Robert G. Kuhbach, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----

                /s/ THOMAS L. REECE                  President, Chief Executive      September 29, 2000
---------------------------------------------------    Officer and Chairman
                  Thomas L. Reece                      (Principal Executive
                                                       Officer)

                /s/ DAVID S. SMITH                   Vice President -- Finance       September 29, 2000
---------------------------------------------------    and Director (Principal
                  David S. Smith                       Financial Officer)

              /s/ GEORGE F. MESEROLE                 Controller (Principal           September 29, 2000
---------------------------------------------------    Accounting Officer)
                George F. Meserole

                /s/ DAVID H. BENSON                  Director                        September 29, 2000
---------------------------------------------------
                  David H. Benson

             /s/ JEAN-PIERRE M. ERGAS                Director                        September 29, 2000
---------------------------------------------------
               Jean-Pierre M. Ergas

              /s/ RODERICK J. FLEMING                Director                        September 29, 2000
---------------------------------------------------
                Roderick J. Fleming

                     SIGNATURE                                  TITLE                       DATE
                     ---------                                  -----                       ----
              /s/ KRISTIANE C. GRAHAM                Director                        September 29, 2000
---------------------------------------------------
                Kristiane C. Graham

                /s/ JAMES L. KOLEY                   Director                        September 29, 2000
---------------------------------------------------
                  James L. Koley

             /s/ RICHARD K. LOCHRIDGE                Director                        September 29, 2000
---------------------------------------------------
               Richard K. Lochridge

                /s/ GARY L. ROUBOS                   Director                        September 29, 2000
---------------------------------------------------
                  Gary L. Roubos

               /s/ MICHAEL B. STUBBS                 Director                        September 29, 2000
---------------------------------------------------
                 Michael B. Stubbs

                                 EXHIBIT INDEX

EXHIBIT                                                                 PAGE
NUMBER                       DESCRIPTION OF EXHIBIT                     NO.
-------                      ----------------------                     ----
  *1      Form of Underwriting Agreement.
   4.1    Form of Indenture.
  *4.2    Form of Debt Security.
   5      Opinion of Robert G. Kuhbach, Esq.
  12      Statement regarding Computation of Ratio of Earnings to
          Fixed Charges.
  23.1    Consent of PricewaterhouseCoopers LLP
  23.2    Consent of Robert G. Kuhbach, Esq. (contained in his opinion filed as Exhibit 5 to this Registration Statement)
  24      Powers of Attorney (contained on the signature page).
**25      Statement of Eligibility of Trustee on Form T-1.

---------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).